Exhibit 5.3

[Kutak Rock LLP Letterhead]

October 7, 2011

Ducommun Incorporated

23301 Wilmington Avenue

Carson, California, 90745-6209

Re:	Ducommun Incorporated – Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Arizona (the “State”) counsel to Ducommun LaBarge Technologies, Inc., an Arizona corporation (“DLTI”), a subsidiary of Ducommun Incorporated, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) of: (i) $200,000,000 aggregate principal amount of the Company’s 9.75% Senior Notes due 2018 (the “New Notes”) to be issued (a) in exchange for a like principal amount of the Company’s outstanding 9.75% Senior Notes due 2018 and (b) pursuant to the Indenture, dated as of June 28, 2011, among the Company, certain subsidiaries of the Company, including DLTI (the “Guarantors”) and Wilmington Trust, National Association (formerly Wilmington Trust FSB), as amended (the “Indenture”), and (ii) the guarantees of the Company’s payment obligations under the New Notes (the “Guarantees”) by the Guarantors, including DLTI.

1. Documents Reviewed. For purposes of this opinion, we have examined solely the following documents (collectively, the “DLTI Entity Documents”):

1.1 Articles of Incorporation of DUC Acquisition Corp. filed with the Arizona Corporation Commission (“ACC”) on June 21, 1996, as certified by the ACC on May 5, 2011, as amended and/or affected by: (a) Articles of Amendment to the Articles of Incorporation of DUC Acquisition Corp. filed with the ACC on June 28, 1996, as certified by the ACC on May 5, 2011, (b) Articles of Merger of Sheet Metal Specialties Company and MechTronics of Arizona Corp. filed with the ACC on March 31, 2000, as certified by the ACC on May 5, 2011, (c) Articles of Amendment to the Articles of Incorporation of MechTronics of Arizona Corp. filed with the ACC on December 5, 2003, as certified by the ACC on May 5, 2011, (d) Articles of Merger of Ducommun Technologies, Inc., a California corporation, into Ducommun Technologies, Inc., an Arizona corporation, as filed with the ACC on December 22, 2003, as certified by the ACC on May 5, 2011, (e) Articles of Merger of Wisewave Technologies, Inc., with and into Ducommun Technologies, Inc., as filed with the ACC on July 10, 2006, as certified by the ACC on May 5, 2011, and (f) Articles of Amendment to the Articles of Incorporation of Ducommun Technologies, Inc., as filed with the ACC on August 11, 2011, as certified by the ACC on September 30, 2011.

Ducommun Incorporated

October 7, 2011

1.2 Bylaws for the Regulation of Ducommun Technologies, Inc., dated as of May 3, 2006, as amended and affected by that Action Taken by Written Consent of the Sole Shareholder of Ducommun Technologies, Inc., executed by the sole shareholder of DLTI as of June 23, 2011.

1.3 Good Standing Certificate of DLTI issued by the ACC as of September 26, 2011.

1.4 Action by Unanimous Written Consent of the Appropriate Governing Body of Certain Subsidiaries of Ducommun Incorporated dated June 23, 2011.

1.5 Officer’s Certificate executed by two officers of DLTI dated October 7, 2011.

The Indenture and Guarantees executed by DLTI are referred to collectively in this letter as the “Registration Documents”. The Registration Documents, together with the DLTI Entity Documents, are referred to collectively in this letter as the “Transaction Documents”.

2. Opinions. Based on the Transaction Documents, and subject to the assumptions and qualifications set forth below, it is our opinion that:

2.1 DLTI is a corporation duly organized and validly existing under the laws of Arizona.

2.2 DLTI has the requisite corporate power to execute, deliver and perform its obligations under the Registration Documents.

2.3 The execution, delivery, and performance of the Registration Documents by DLTI have been duly authorized by all requisite corporate action on the part of DLTI.

2.4 The Indenture has been duly executed and delivered by DLTI.

2.5 Based solely upon our knowledge, no consent, approval, authorization, or other action by, or filing with, any federal, state, or local governmental authority is required in connection with the execution and delivery by DLTI of the Registration Documents and consummation of the transactions contemplated therein by DLTI.

2.6 If executed and delivered on the date hereof, the execution and delivery of the Indenture and consummation of the transactions contemplated therein by DLTI will not violate the DLTI Entity Documents.

2.7 Based solely upon our knowledge, if executed and delivered on the date hereof, the execution and delivery of the Registration Documents and consummation of the transactions contemplated therein by DLTI will not violate any applicable law, rule or regulation affecting DLTI.

3. Assumptions. In rendering the foregoing opinions we have assumed:

3.1 The genuineness of all signatures not witnessed, the authenticity of all Transaction Documents submitted as originals, and the conformity to originals of all Transaction Documents submitted as copies.

Ducommun Incorporated

October 7, 2011

3.2 The legal capacity of all natural persons executing the Transaction Documents.

3.3 The forms of the Registration Documents submitted to the board of directors of DLTI conform substantively to the final forms of Registration Documents.

3.4 The Transaction Documents accurately describe and contain the mutual understanding of the parties, and that there are no written or oral agreements that modify, amend, vary, or revoke, or purport to modify, amend, vary, or revoke, all or any portion of the Transaction Documents, and that there has been no waiver of any provision of the Transaction Documents.

3.5 DLTI owns all of the property, assets, and rights purported to be owned by it.

3.6 That the Registration Documents will be duly delivered for value and for the consideration provided for in or contemplated by the Registration Documents.

3.7 No fraud, duress or mutual mistake of fact exists with relation to the execution, acknowledgment, delivery, recordation, or filing of the Transaction Documents.

3.8 That the type of business currently being operated by DLTI is a mechanical and electromechanical components manufacturing business.

4. Qualifications, Limitations and Disclaimers. The opinions set forth above are subject to the following qualifications and limitations.

4.1 This opinion covers only the specific issues that are expressly described in this letter. We express no opinion as to the enforceability of the Registration Documents.

4.2 We have not reviewed the Registration Documents. We assume that the Registration Documents contain typical and customary terms and provisions and that the Registration Documents are enforceable in accordance with their terms.

4.3 We express no opinion about the effect on DLTI or the Transaction, if any, of the provisions of Arizona Revised Statutes Section 43-1152 et seq.

4.4 Our opinions are limited to the laws of the State of Arizona applicable to the opinions given in this opinion letter. We have not examined, and we do not opine, as to the law of any other jurisdiction, whether applicable directly or through Arizona law. We express no opinion concerning the applicability of (or compliance with) state or federal securities laws, tax, environmental, public health, or labor laws, the effect of federal or state antitrust laws or other federal or state laws governing restraints of trade or unfair competition, or the effect of zoning matters or applicable building codes or ordinances.

4.5 As used in this opinion, the phrase “to our knowledge,” or words of similar import, mean, as to matters of fact, that, to the actual knowledge of the attorneys within our firm principally responsible for the transaction evidenced by the Registration Documents and after an examination of the DLTI Entity Documents, but without any independent factual investigation or verification of any kind, such matters are factually correct.

Ducommun Incorporated

October 7, 2011

4.6 The opinions expressed in this letter are based upon the law and facts in effect on the date of this opinion letter, and we assume no obligation to revise or supplement this opinion if the law is changed by legislative action, judicial decision or otherwise, or if we become aware of any facts that might change the opinions expressed above after the date of this opinion.

4.7 We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. We also consent to the reliance by Gibson, Dunn & Crutcher LLP on this opinion.

Sincerely,

/s/ Kutak Rock LLP
Kutak Rock LLP